Exhibit 99.1

CareTrust REIT, Inc. Makes Inaugural Quarterly Filing; Issues Guidance for First 12 Months of Operation

Conference Call and Webcast Scheduled for August 14, 2014 at 10:00 am PT

Mission Viejo, CA, – (Globe Newswire – August 13, 2014) – CareTrust REIT, Inc. (NASDAQ:CTRE) filed its first quarterly report since its successful tax-free spin-off from its former parent, The Ensign Group, Inc. (NASDAQ:ENSG), which occurred on June 1, 2014. The Company also issued guidance for the 12-month period following the spin-off.

Quarter Highlights Include:

•	CareTrust successfully completed its tax-free spin-off from Ensign;

•	The Company issued $260 million of 5.875% senior unsecured notes due 2021;

•	The Company also closed on a $150 million secured revolving credit facility;

•	Net income was $0.46 million, or $0.02 per diluted common share for the one month ended June 30, 2014, the portion of the quarter following the spin-off;

•	Normalized Funds from Operations per diluted common share was $0.11 for the one month ended June 30, 2014; and

•	Normalized Funds Available for Distribution per diluted common share was $0.12 for the one month ended June 30, 2014.

Completion of the Tax-Free Spin-Off & Initial Capitalization

“We are pleased to report that, during the quarter, we successfully completed our tax-free spin-off from The Ensign Group,” commented Greg Stapley, CareTrust’s Chairman and Chief Executive Officer. “We are also pleased to have successfully capitalized our new company with a $260 million senior unsecured note issuance at a very favorable 5.875% coupon, a new $150 million secured revolving credit facility with a solid and supportive bank group, and an upsized and extended mortgage on ten properties with GE, with whom we have had a long-term and mutually beneficial credit relationship,” he added.

Mr. Stapley further noted that the Company’s liquidity and credit relationships position it well for disciplined but aggressive growth, with a sizable acquisition fund between its substantial cash on hand and the immediate availability on its undrawn $150 million credit facility. “We have enough dry powder to execute our business plan and really begin to grow CareTrust in a disciplined but exciting way,” he said. “Although we just started on June 1 and it is still very early, we are extremely encouraged by the quality of the operators and investment opportunities we are seeing, and our prospects for meaningful growth,” Mr. Stapley added.

Prior to June 1, 2014, CareTrust was a wholly-owned real estate subsidiary of The Ensign Group, Inc. On June 1, 2014, Ensign completed the separation of its healthcare business and its real estate business into two separate and independent publicly traded companies through the distribution of all of the outstanding shares of common stock of CareTrust to Ensign shareholders on a pro rata basis. In this spin-off, Ensign shareholders received one share of CareTrust common stock for each share of Ensign common stock held at the close of business on May 22, 2014.

Financial Results for the One Month Ended June 30, 2014

Bill Wagner, CareTrust’s Chief Financial Officer, explained that the quarter straddled both pre-spin and post-spin periods, making comparative financial reporting unusually challenging. “Our capital structure, as well as our leases and the rental revenue we derive from them, changed markedly with the June 1 spin-off,” he said. “While our filings to date have necessarily included historical results based on old intercompany leases which were replaced in connection with the spin-off, we don’t view those numbers as being germane to a meaningful analysis of our business today and going forward,” he added.

Instead, examining the new master leases with Ensign and the new capital structure that was put in place at the spin-off is much more relevant, Mr. Wagner stated, adding that, “While it’s difficult to extrapolate a whole year going forward from one month of performance, June’s results are far more useful in understanding our business than any pre-June financials we have published.” He also noted that the Company was providing 12-month guidance to aid shareholders in analyzing its business and prospects going forward.

As for early operating results, Mr. Wagner reported that, during the one month ended June 30, 2014, the Company generated FFO of $2.3 million or $0.10 per diluted share, and FAD of $2.4 million or $0.11 per diluted common share. After adjusting for one-time costs associated with the spin-off that were incurred in June, normalized FFO was $2.5 million or $0.11 per diluted common share, and normalized FAD was $2.7 million or $0.12 per diluted share. Net income for the one month period ended June 30, 2014, was $0.46 million, or $0.02 per diluted common share.

Current Liquidity

Mr. Wagner also reported that, as of June 30, 2014, the Company had approximately $80.3 million in cash and available borrowings of $84.2 million under its $150 million senior secured revolving credit facility. He noted, however, that a yet-to-be-determined portion of the cash on hand will be earmarked for the Company’s upcoming earnings and profits purging distribution, which is required for the Company to qualify as a real estate investment trust or “REIT.”

Earnings & Profits Purging Distribution

The Company reported that it will declare and distribute a special dividend to shareholders equal to the portion of Ensign’s historical accumulated earnings and profits, or “E&P,” allocated to CareTrust in connection with the spin-off. The special dividend is referred to as a “purging distribution” because it is intended to purge the Company of all earnings and profits attributable to periods prior to CareTrust’s first taxable year as a REIT, enabling the Company to qualify as a REIT.

CareTrust’s Management confirmed that they expect the purging distribution to be made by December 31, 2014. The total amount of Ensign’s E&P immediately prior to the spin-off is estimated to be between $350 million and $385 million. The actual amount allocated to CareTrust will depend on the final determination of Ensign’s total historical E&P and the relative value of the two separate companies following the spin-off. Mr. Wagner indicated that the purging distribution will be made in a combination of cash and shares of CareTrust common stock, with the cash portion to be at least 20% but not more than 25% of the total amount paid to all shareholders.

Management also pointed out that, because the purging distribution covers all earnings prior to its June 1 separation from Ensign, the calculation of its 2014 dividend will be based on the seven months remaining in the tax year after the spin-off. In order to qualify for REIT status, the Company is required to pay out at least 90% of REIT taxable income as dividends to shareholders. Management confirmed that the Company expects to pay a dividend based on post-spin earnings prior to year-end, after the purging distribution is made.

Portfolio & Acquisition Pipeline

Management was upbeat about the Company’s prospects for growth, reporting the development of a relatively robust pipeline of acquisition opportunities. “The spin-off process was extremely demanding, making it virtually impossible for us to devote any meaningful attention pre-spin to the development of a deal pipeline,” said David Sedgwick, CareTrust’s Vice President of Operations. As such, he noted, CareTrust launched its acquisition program from a standing start on June 1. “We have spent the past 70 days seeking and vetting potential deals and operators to run them, and I am pleased to report that we have seen a very encouraging response on both fronts, particularly from outstanding members of the operator community,” he added.

CareTrust has 97 properties in ten states, with 8,375 skilled beds, 1,494 assisted living units, and 516 independent living units leased and in operation. Of the 97 properties CareTrust owns, 94 are net leased to its former parent, Ensign, and three independent livings are operated by the Company. Management affirmed that the Company is actively working with a variety of operators and brokers to source compelling opportunities to extend the CareTrust footprint nationwide, and the Company already has several acquisition, growth and diversification prospects in its pipeline.

12 Month Guidance

CareTrust issued guidance for the 12-month period following the spin-off. The guidance, which is based on assets and revenues in place on June 30, 2014, did not take into account any acquisitions during the year. It included projected annual revenues of approximately $56 million from the Ensign master leases, approximately $24 million in interest expense, and $4.5 million to $5.0 million in general and administrative expense. The Company also projected normalized FFO, normalized FAD and net income of $1.23 to $1.25, $1.33 to $1.35, and $0.24 to $0.26 per diluted common share, respectively. This guidance assumes diluted weighted average common shares outstanding of approximately 22.4 million and no additional acquisitions or dispositions, and excludes the effects of cash- and stock-based incentive compensation and spin-related costs, as well as any shares to be issued in connection with the purging distribution.

Updated Investor Slide Deck

Management also indicated that CareTrust intends to shortly furnish an updated investor presentation on Form 8-K with the SEC. When published, a copy of the updated presentation will be available on the Investors section of the CareTrust website at http://investor.caretrustreit.com/.

Conference Call

A live webcast will be held on Thursday, August 14, 2014, at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time), during which CareTrust’s management will discuss the Company’s second quarter 2014 performance. To listen to the webcast, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust website at http://investor.caretrustreit.com/. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, August 29, 2014.

About CareTrustTM

CareTrust REIT, Inc. is a real estate investment company that is engaged in the ownership, acquisition and leasing of seniors housing and healthcare-related properties. CareTrust is organized and conducts its operations to qualify as a REIT for U.S. federal income tax purposes. With 94 net-leased healthcare properties and three operated seniors housing properties in ten states, CareTrust is pursuing opportunities nationwide to acquire additional properties that will be leased to a diverse group of local, regional and national seniors housing operators, healthcare services providers, and other healthcare-related businesses. More information about CareTrust is available at http://www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements regarding future financing plans, business strategies, growth prospects and operating and financial performance; expectations regarding the making of distributions and the payment of dividends; and compliance with and changes in governmental regulations.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on Management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although Management believes that the assumptions underlying the forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that their expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the ability to achieve some or all of the expected benefits from the completed spin-off and to successfully conduct the Company’s business following the spin-off; (ii) the ability and willingness of Ensign to meet and/or perform its obligations under the contractual arrangements that it entered into with the Company in connection with the spin-off, including the Master Leases, and any of its obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities; (iii) the ability and willingness of the Company’s tenants to (a) comply with laws, rules and regulations in the operation of the properties the Company leases to them, and (b) renew their leases with the Company upon expiration, or in the alternative, (c) the Company’s ability to reposition and re-let the Company’s properties on the same or better terms in the event of nonrenewal or replacement of an existing tenant and any obligations, including indemnification obligations, that the Company may incur in replacing an existing tenant; (iv) the availability of, and the ability to identify and acquire, suitable acquisition opportunities and lease the same to reliable tenants on accretive terms; (v) the ability to generate sufficient cash flows to service the Company’s outstanding indebtedness; (vi) access to debt and equity capital markets; (vii) fluctuating interest rates; (viii) the ability to retain and properly incentivize key management personnel; (ix) the ability to qualify or maintain the Company’s status as a real estate investment trust (“REIT”); (x) changes in the U.S. tax laws and other state, federal or local laws, whether or not specific to REITs; (xi) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xii) any additional factors included in this report and any included in the section entitled “Risk Factors” in Item 1A of Part II of the Company’s most recently filed Form 10-Q.

Forward-looking statements speak only as of the date made, whether in this press release or the related conference call and webcast. Except in the normal course of the Company’s public disclosure obligations, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based.

Contact Information

CareTrust REIT, Inc. (949) 540-2000, ir@caretrustreit.com

SOURCE: CareTrust REIT, Inc.

CARETRUST REIT, INC.

CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2014	2013
	(unaudited)
Assets
Real estate investments	$420,059	$425,003
Cash and cash equivalents	80,345	895
Accounts receivable	1,871	20
Prepaid expenses and other assets	77	888
Deferred tax assets	—	859
Deferred financing costs, net	11,000	2,801

Total assets	$513,352	$430,466

Liabilities and Stockholders’ Equity
Senior unsecured notes payable	$260,000	$—
Senior secured revolving credit facility	—	78,701
Mortgage notes payable	99,504	114,982
Senior secured term loan	—	65,624
Interest rate swap	—	1,828
Accounts payable and accrued liabilities	6,190	5,783
Deferred tax liabilities	—	859

Total liabilities	365,694	267,777

Stockholders’ Equity:
Common stock	222	—
Additional paid-in capital	146,980	—
Retained earnings	456	—
Invested capital	—	164,517
Accumulated other comprehensive loss	—	(1,828)

Total stockholders’ equity	147,658	162,689

Total liabilities and stockholders’ equity	$513,352	$430,466

CARETRUST REIT, INC.

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Rental income	$12,205	$10,231	$23,228	$19,736
Tenant reimbursement	1,237	1,219	2,498	2,438
Other revenue	623	602	1,210	1,214

Total revenues	14,065	12,052	26,936	23,388

Expenses:
Depreciation and amortization	6,070	5,802	12,269	11,392
Interest expense	6,452	3,073	9,779	6,183
Loss on extinguishment of debt	4,067	—	4,067	—
Property taxes	1,237	1,219	2,498	2,438
Acquisition costs	—	211	—	211
Operating expenses	555	415	1,098	946
General and administrative	6,009	730	7,912	1,068

Total expenses	24,390	11,450	37,623	22,238

(Loss) income before provision for income taxes	(10,325)	602	(10,687)	1,150
Provision for income taxes	17	61	53	84

Net (loss) income	$(10,342)	$541	$(10,740)	$1,066

(Loss) earnings per common share:
Basic	$(0.47)	$0.02	$(0.48)	$0.05

Diluted	$(0.47)	$0.02	$(0.48)	$0.05

Weighted average shares outstanding:
Basic	22,231	22,228	22,230	22,228

Diluted	22,231	22,436	22,230	22,436

CARETRUST REIT, INC.

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(dollars in thousands)

(unaudited)

	Six Months Ended June 30,
	2014	2013
	(In thousands)
Cash flows from operating activities:
Net (loss) income	$(10,740)	$1,066
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	12,269	11,392
Amortization of deferred financing fees and debt discount	517	411
Loss on extinguishment of debt	1,998	—
Loss on settlement of interest rate swap	1,661	—
Loss on disposition of equipment, furniture and fixtures	—	5
Change in operating assets and liabilities:
Accounts receivable	(1,851)	(5)
Prepaid expenses and other assets	677	281
Interest rate swap	(1,661)	—
Accounts payable and accrued wages and other accrued liabilities	4,683	(93)

Net cash provided by operating activities	7,553	13,057

Cash flows from investing activities:
Acquisitions of real estate	—	(31,292)
Purchases of equipment, furniture, and fixtures	(19,009)	(9,497)
Cash proceeds from the sale of equipment, furniture and fixtures	—	566

Net cash used in investing activities	(19,009)	(40,223)

Cash flows from financing activities:
Proceeds from the issuance of senior unsecured notes payable	260,000	—
Proceeds from the senior secured revolving credit facility	10,000	10,000
Proceeds from the issuance of mortgage notes payable	50,676	—
Payments on the senior secured revolving credit facility	(88,701)	—
Payments on the mortgage notes payable	(66,856)	(1,706)
Payments on the senior secured term loan	(65,624)	(1,875)
Payments of deferred financing costs	(12,945)	(730)
Net contribution from Ensign	4,356	21,521

Net cash provided by financing activities	90,906	27,210

Net increase in cash and cash equivalents	79,450	44
Cash and cash equivalents beginning of period	895	735

Cash and cash equivalents end of period	$80,345	$779

CARETRUST REIT, INC.

DEBT SUMMARY

(dollars in thousands)

(unaudited)

		Interest Rate/	Maturity	June 30, 2014
Debt	Collateral	Spread	Date	Balance
Fixed Rate Debt
Senior unsecured notes payable	Unsecured	5.875%	2021	$260,000
GECC mortgage notes payable (1)	10 properties	7.252%	2017	48,220
Mortgage note payable	1 property	6.000%	2019	607

				308,827

Floating Rate Debt
GECC mortgage notes payable (1)	10 properties	L + 3.35%	2017	50,677
Senior secured revolving credit facility (2)	11 properties	L + 2%-2.5%	2018	—

				50,677

Total Debt				$359,504

Debt Statistics
% Fixed Rate Debt				85.9%
% Floating Rate Debt				14.1%

Total				100.0%

Average Interest Rates:
Fixed				6.1%
Floating				3.9%
Blended				5.8%

(1)	The fixed rate portion of the GECC mortgage notes payable converts to the floating rate in May 2017. The floating rate portion is subject to a Libor floor of 0.50%. The note has two, 12 month extension options.
(2)	Borrowings available under the senior secured revolving credit facility totaled $84.2 million at June 30, 2014. Funds can also be borrowed at the Base Rate (as defined) plus 1.0% to 1.5%.

CARETRUST REIT, INC.

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(in thousands, except per share data)

(unaudited)

One Month
Ended
June 30, 2014
Revenues:
Rental income	$4,667
Tenant reimbursement	396
Other revenue	211

Total revenues	5,274

Expenses:
Depreciation and amortization	1,794
Interest expense	1,967
Property taxes	396
Operating expenses	161
General and administrative	500

Total expenses	4,818

Net income	$456

Earnings per common share:
Basic	$0.02

Diluted	$0.02

Weighted average shares outstanding:
Basic	22,237

Diluted	22,436

CARETRUST REIT, INC.

RECONCILIATION OF NET INCOME TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

One Month
Ended
June 30, 2014
Net income	$456
Real estate related depreciation and amortization	1,794
Interest expense	1,967

EBITDA	4,217
Costs associated with the Spin-Off	254

Adjusted EBITDA	$4,471

Net income	$456
Real estate related depreciation and amortization	1,794

Funds from Operations (FFO)	2,250
Costs associated with the Spin-Off	254

Normalized FFO	$2,504

Net income	$456
Real estate related depreciation and amortization	1,794
Amortization of deferred financing costs	175

Funds Available for Distribution (FAD)	2,425
Costs associated with the Spin-Off	254

Normalized FAD	$2,679

FFO per share	$0.10

Normalized FFO per share	$0.11

FAD per share	$0.11

Normalized FAD per share	$0.12

Diluted weighted average shares outstanding	22,436

Discussion of Non-GAAP Financial Measures

EBITDA represents net income before interest expense, net of provision for (benefit from) income taxes, amortization of deferred financing costs and depreciation and amortization. Adjusted EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as costs associated with the spin-off, impairments, gains or losses on the sale of real estate and stock-based compensation expense. EBITDA and Adjusted EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Adjusted EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to EBITDA and Adjusted EBITDA reported by other REITs.

Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.

FFO is defined by NAREIT as net income computed in accordance with GAAP, excluding gains or losses from real estate dispositions, real estate depreciation and amortization and impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with NAREIT’s definition.

FAD is defined as FFO excluding non-cash expenses, such as stock-based compensation expense, amortization of deferred financing costs and the effects of straight-line rent. FAD is useful in analyzing the portion of cash flow that is available for distribution to shareholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

In addition, the Company reports normalized FFO and normalized FAD, which adjusts FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as costs associated with the spin-off, impairments, gains or losses on the sale of real estate and other non-recurring expenses and unanticipated charges. By excluding these items, investors, analysts and our management can compare normalized FFO and normalized FAD between periods more consistently.

While FFO, normalized FFO, FAD and normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, normalized FFO, FAD and normalized FAD do not purport to be indicative of cash available to fund future cash requirements. Further, the Company’s computation of FFO, normalized FFO, FAD and normalized FAD may not be comparable to FFO, normalized FFO, FAD and normalized FAD reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FAD differently than the Company does.

The Company believes that the use of EBITDA, Adjusted EBITDA, FFO, normalized FFO, FAD and normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Adjusted EBITDA useful in understanding of the Company’s operating results independent of its capital structure and indebtedness, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. Additionally, as a liquidity measure, the Company believes that EBITDA can help investors analyze the company’s ability to meet its interest payments on outstanding debt. The Company considers FFO, normalized FFO, FAD and normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD and normalized FAD, by excluding non-cash expenses such as stock-based compensation expense and amortization of deferred financing costs, FFO, normalized FFO, FAD and normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.